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                                                                  EXHIBIT 10.4


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is made this 5th day of August, 1996 by and between 7-7, Inc., an Arkansas corporation (hereinafter referred to as the "Company") and G. Howard Collingwood (hereinafter referred to as the "Employee").

         WHEREAS, 7-7, Inc., is an Arkansas corporation, being the successor corporation of the merger of 7-7, Inc., an Ohio corporation to 7-7 Merger, Inc., an Arkansas corporation, and the resulting change of corporate name of 7-7 Merger, Inc. to 7-7, Inc.; and

         WHEREAS, the Company desires to employ the Employee to serve as an officer and employee of the Company, serving in the capacity of the director of coal chemical recycling of 7-7, Inc., to perform various functions and duties related thereto; and

         WHEREAS, the Employee desires to be employed by the Company as an employee and officer of the Company.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and the Employee agree as follows.

         1. Employment. The Company agrees to employ the Employee for a period of five (5) years beginning as of the date of the merger of 7-7, Inc., an Ohio corporation into 7-7 Merger, Inc., an Arkansas corporation. Employee agrees to be employed by the Company for such time period upon the terms and conditions stated herein. The Employee shall be an employee of the Company and shall provide services to the Company or to Exsorbet Industries, Inc., an Idaho corporation, or the successor of either, as the Company may direct. The Employee will observe all Company policies and procedures as are applicable to similarly situated executive employees and conduct himself in accordance with directions from the Company. The Employee shall devote his reasonable efforts to performance of the duties of this employment as designated by the Company and shall, at all times, conduct himself so as to reflect favorably upon the Company. The provisions of this paragraph shall not be construed as limiting Employee from continuing the performance of part time businesses in existence on the date of this Agreement. Employee shall be a salaried, management level employee. As such, no additional compensation shall be provided for hours worked in excess of forty per week or in excess of any maximum time period established by the United States of America or any State thereof in which Employee may provide services for the Company.

         2. Identification of the Company. 7-7, Inc. is an Arkansas corporation. It is a wholly-owned subsidiary of Exsorbet Industries, Inc., an Idaho corporation (hereinafter referred to as "Exsorbet"). Exsorbet is a publicly traded company, trading under the symbol "EXSO" on the NASDAQ Stock Market.

         3. Duties. Employee shall act as an officer of the Company, serving as its director of coal chemical recycling. Employee's job duties include: (a) those duties normally associated with





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the person serving in the capacity of the director of coal chemical recycling, and as have been performed on behalf of 7-7, Inc., an Ohio corporation prior to its merger with 7-7 Merger, Inc., an Arkansas corporation; and (b) any other duties reasonably required by the president of Exsorbet Industries, Inc. The duties of Employee include the supervision and direction of affairs of the Company, subject to the Company's by-laws and Board of Directors approval. The Company recognizes that the Employee is currently engaged in brokering and consulting activities in the same and related industries as those of the Company. The Company agrees that such activites may continue without constraint except that Employee may not compete directly with the Company in any activity that the Company is actively conducting on or before August 30, 1996. The Company further agrees that the Employee may serve on the Board of Directors of any public or non-public company provided that the Company is not in direct competition with the Company in the business of recycling.

         4. Removal by Shareholder Action. Both parties understand and acknowledge that Employee may be removed as an officer of the Company by certain shareholder action. If Employee is removed as an officer of the Company, he shall continue to serve the Company as an employee providing the same type of sales, supervisory, and technical services as exist on the date of execution of this agreement and thereafter. The remaining provisions of this agreement concerning benefits and compensation due to Employee shall remain in full force and effect despite removal of Employee as a Company officer unless such removal is for cause, as defined herein, or is otherwise in compliance with other provisions of this agreement.

         5. Company Benefits. The Employee will be the beneficiary of and permitted to participate in all of the Company s standard benefit plans and perquisites which are from time to time made available to employees similarly situated. The Employee understands, however, that all such standard benefit plans of the Company are subject to change from time to time and can also be eliminated completely. Employee may elect to purchase disability insurance equal to two-thirds of the base salary of Employee, through an insurance company and agent determined by Employee. Such expense shall be paid by Employee. However, the Company agrees to cause such amount to be withheld from compensation due to Employee on a pre-tax basis, to the extent permissible under the Internal Revenue Code and applicable state statutes and regulations.

         6. Compensation. The Company shall pay the Employee an annual salary equal to One Hundred Three Thousand Dollars ($103,000.00) for the period beginning on the merger of 7-7, Inc. with 7-7 Merger, Inc., an Arkansas corporation. Such amount shall be adjusted annually in accordance with the cost of living index, to be paid bi-weekly or upon such other basis as is reasonably determined by Exsorbet Industries, Inc. In no event shall Employee be provided with a compensation check less frequently than one time per month. The compensation due to Employee may, at the option of the Company, be increased based upon the contributions of Employee. The increase in compensation described above in this paragraph shall not, however, place a
mandatory obligation upon the Company.   In addition to the compensation
provided for by this paragraph, the Employee shall be provided with a bonus plan in accordance with the following specification:





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         (a)     Employee shall submit a business plan on an annual basis to the president of the Company which outlines the projected performance of the coal chemical recycling facilities that Employee is responsible for managing. The Company and Employee shall, in good faith, agree on the goals and forecasts of the plan. In the event that the goals and forecasts are met or succeeded through Employee's efforts, Employee shall receive the bonus identified in the next paragraph.

         (b) Upon successful attainment of the goals and forecasts through the efforts of Employee, as indicated in the preceding paragraph, Employee shall receive a bonus equal to two and one-half (2.5) percent of the net goal and forecast amount. If Employee's efforts result in exceeding the goals and forecasted amounts, Employee shall receive the additional sum equal to five (5) percent of the difference between the net goal and forecast amount and the amount actually attained. On all amounts exceeding the net goal and forecast amounts, Employee's bonus shall be equal to five (5) percent of the amount by which the goal and forecast amounts are exceeded.

         7.      Additional Compensation.    Employee shall receive 1.89875
percent of the "pre-tax income," of Exsorbet Industries, Inc. which is solely attributable to the operation of 7-7, Inc. or its successor and which exceeds the "base amount" specified below for the time periods indicated. "Pre-tax income" shall be calculated in accordance with generally accepted accounting principles, and the following guidelines shall apply in calculating such "pre-tax income:"

         (a) 7-7, Inc. or its successor will operate as a subsidiary or separate division of Exsorbet Industries, Inc.;

         (b) only expenses incurred by 7-7, Inc. will be used in determining "pre-tax income;"

         (c) expenses of Exsorbet Administration, Inc. in the operation of 7-7, Inc. will not be used in calculating "pre-tax income" unless agreed to by and between the parties; and

         (d) if Exsorbet Industries, Inc. or one of its subsidiaries other than 7-7, Inc. causes additional capital to be placed into the operation of 7-7, Inc. for working capital, equipment, or other capital expenditures, an interest charge equivalent to the prime interest rate may be taken as a deduction to "pre-tax income," and management of 7-7, Inc. will have reasonable input regarding the revenues and expenses of 7-7; and

         (e) any corporate charges from Exsorbet Industries, Inc. to the "pre-tax income" must be mutually agreed.

The "base amount" and time period for pay-out is as follows:





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
              Time Period                                  Base Amount
              -----------                                  -----------
         7-1-1996 to 12-31-1996                            $0.00

         1-1-97 to 12-31-97                                $2,000,000.00

         1-1-98 to 12-31-98                                $2,300,000.00

         1-1-99 to 12-31-99                                $2,645,000.00

         1-1-2000 to 12-31-2000                            $3,041,750.00

         1-1-2001 to 12-31-2001                            $3,498,013.00.

         It is specifically noted that should Employee voluntarily terminate this Agreement, the right to receive the proceeds specified in this paragraph shall immediately cease. If Employee is terminated without cause, however, such proceeds will be distributed to Employee.

         The Company acknowledges that sales commissions are due to the Employee upon the completion of previously agreed upon jobs.

         8. Expenses. The Company shall reimburse Employee for all authorized, ordinary, and necessary expenses incurred by Employee in connection with the duties of Employee. Employee shall submit all reasonably requested receipts and documentation evidencing the nature and incurring of such expenses to the accounting department of Exsorbet Industries, Inc. Reimbursement will occur during the next pay period.

         9.      Noncompetition and Nondisclosure.

             (a) The Employee acknowledges that the Company has or will provide substantial training and will impart to the Employee confidential information and trade secrets about its business, sales policies, and manufacturing methods. The Employee also understands that the nature of the business is such that the relationship between the Company and its customers is maintained through close personal contact with the Company Employees. Therefore, the Employee agrees that during the period of his employment and for a period of two years immediately following termination of such employment, the Employee will not, directly or indirectly, for himself or on behalf of others, as an individual on his own account or as an employee, agent, or employee for any person, partnership, firm, or corporation:

                 (1) solicit or provide services to any individual or entity which had been a customer or client of the Company or of Exsorbet Industries, Inc., or any of its subsidiaries, within the one year period immediately prior to Employee's termination with the Company; or





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                 (2)  solicit or provide services to any individual or entity which had negotiated with the Company, Exsorbet Industries, Inc., or any of its subsidiaries for services to be provided by any such entity within the one year period immediately prior to Employee's termination with the Company.

             As used in this entire paragraph, the term "solicit or provide services" shall refer to soliciting work or employment of the same type as is performed by the Company, Exsorbet Industries, Inc., or any of its subsidiaries. The provisions of this agreement shall be limited to North America.

             (b) Employee agrees that the trade secrets, customer lists, price lists, operating manuals, policy manuals, confidential corporate documents, or other specialized information learned while with the Company is proprietary and the product of the Company. Employee agrees that he will not, after the termination of his employment with the Company, whether during the initial term of this agreement, at the end of the initial term, or thereafter, use or divulge such information, directly or indirectly, without the express written consent of the Company. In the event that the provisions of this paragraph are construed as being overly broad, such provisions shall be limited to a two year time period following the termination of Employee's employment relationship with the Company. The Company excludes from the definition of Confidential Information, information which the Employee has brought to the Company, information which the Employee obtains from sources outside of the Company, and information which is generally available in the marketplace.

             (c) The Employee also agrees that during the period of his employment and for two years thereafter he will not, directly or indirectly, induce or attempt to induce any employee to terminate employment with the Company or interfere with or disrupt Company's relationship with other employees, unless such action is taken as a part of the duties of Employee under this agreement and in consideration of the fiduciary duty owed by Employee to the Company. Employee further agrees that for the same time period, he will not solicit, entice, take away, or employ any person employed with the Company.

         10. Termination. This employment agreement may be terminated at any time:

         (a) by the Employee's death or disability which renders Employee unable to perform services required by Employee under this Agreement;

         (b)     by the Company for good cause as hereinafter defined;

         (c)     upon thirty (30) days written notice by the Employee; or



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         (d)     at the election of the Company without good cause, provided that the Employee shall receive a separation pay in an amount equal to all the direct compensation that would otherwise have been due had this employment agreement been carried out to its full term.

         The term "good cause" means (a) intentional or reckless misrepresentation by the Employee to the Company s customers or potential customers concerning the Company' s ability to provide its products or services; (b) a criminal act [or acts] by the Employee which results in a financial loss to the Company; (c) intentional and repeated refusal by the Employee to perform the duties assigned to him under this Agreement; (d) conviction of the Employee of a felony crime or a crime involving moral turpitude; or (e) intentional misconduct by Employee which is probable to result in a material financial harm to the Company unless termination of Employee occurs. The provisions of subparts (c) and (e) of this paragraph shall not be "good cause" unless Employee is given written notice of the specific event(s) or act(s) in question. Thereafter, "good cause" shall only exist if either Employee engages in such event(s) or act(s) or Employee fails to provide assurances that he will no longer engage in such event(s) or act(s).

         Any post-employment restraints apply only if the Employee voluntarily leaves the employ of the Company and such leave is not due to a breach by the Company.

         11. Waiver. Failure of the Company to exercise any rights under this Agreement, or to insist on full performance of all obligations hereunder shall not be construed as waiving any such rights.

         12. Assignment. This agreement shall not be assignable by either party without the written consent of the other. However, any payments due hereunder shall, in the event of the death of Employee, be payable to Employee's beneficiary or estate, as designated by Employee's last will and testament or in accordance with applicable law.

         13. Vesting. No title to any payments due herein shall vest in Employee until actual payment is made by the Company in accordance with the provisions of this agreement. Neither party shall have the right or power to assign, anticipate, transfer, mortgage, or encumber any payment prior to its actual receipt.

         14.     Miscellaneous Matters.

         (a) Entire Agreement. This Agreement is the entire agreement between the parties. The Employee agrees that no other promises or inducements have been made to him unless contained in writing, attached hereto or incorporated herein by reference.

         (b) Binding Effect. This Agreement shall be binding upon the parties, their heirs, personal representatives, successors, and permitted assigns. It is specifically understood and agreed that the compensation specified in paragraph 7, above, shall become due and payable even in the event of the death or disability of the Employee. In the event of the





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         death of the Employee, such amount shall be paid as directed in the
         Last Will and Testament (including any codicils, changes, alterations, or modifications in compliance with applicable laws) of the Employee, or in the event that the Employee fails to make provision for such amount in his Last Will and Testament (including any codicils, changes, alterations, or modifications in compliance with applicable laws), such amount shall be paid in accordance with the laws of descent and distribution in the State where the estate of the Employee is probated.

         (c) Modification. This Agreement may not be modified unless such modification is made in writing and signed by all parties.

         15. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity or enforceability of the other provisions.

         16. Governing Law. This agreement and any amendments or addendums thereto shall be governed by and construed in accordance with the laws of the State of Arkansas.

         17. Headings. Titles of the paragraphs are placed herein for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the express terms and provisions of this Agreement.

         18. No Third Party Rights. None of the provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, except as is specified in paragraph 14(b), above.

         19. Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

         20. Applicable Law. This Agreement shall be construed in accordance with the laws and statutes of the State of Arkansas.

         21. Dispute Resolution. In the event of any dispute arising under this agreement or between the parties whatsoever, resolution of such disputes shall be submitted to arbitration in accordance with the rules of the American
Arbitration Association.   Any such arbitration proceeding shall consist of an
arbitrator chosen by each party. The two arbitrators chosen shall select a neutral arbitrator. The decision of the arbitration panel shall be conclusively binding upon both parties unless there has been a clear error in applicable of law to the facts determined by such arbitration panel. All fees shall be paid by the losing party including all reasonable attorneys' fees, expenses, and other costs directly related to dispute resolution.





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         IN WITNESS WHEREOF, the undersigned have executed and delivered this
Agreement on the date first written.

                             7-7, INC., an Arkansas corporation



                             By: /s/ Edward L. Schrader
                                 Authorized Officer of the Company


                             EMPLOYEE



                             /s/ G. Howard Collingwood
                             G. Howard Collingwood






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